Exhibit 10.3

GE Energy	Mario Gomez-Blanco, Project Manager

November 19, 2009

Durkin Ledgard

General Counsel

BPZ Energy, Inc.

580 Westlake Park Blvd., Suite 525

Houston, TX 77079

SUBJECT: Empresa Electrica Nueva Esperanza — Caleta Cruz Contract

Notice: Amendment Contract CMS 705100, CF20304

Dear Mr. Ledgard:

In connection with the CMS 705100 Contract dated September 26, 2008, by and between the Consortium of GE Packaged Power, Inc. and GE International Inc. Sucursal de Peru (collectively, “Seller”) and Empresa Electrica Nueva Esperanza S.R.L. (“Buyer”), as amended by the Amendment Agreement (the “Amendment”) between Buyer and Seller dated January 23, 2009 (collectively, the “Contract”), based on our recent discussions concerning the extended time-line for BPZ’s power project  in Peru, and BPZ’s desire to defer certain payment obligations for a period of time, the undersigned hereby agree to the following terms of this Letter Agreement:

1.               In accordance with the terms of the Amendment, Buyer shall make Milestone Payment 5 in the amount of $3,508,142.86 in immediately available funds on or before November 20, 2009.

2.               Buyer shall make a partial Milestone Payment 6 in the amount of $1,000,000.00 in immediately available funds on or before December 15, 2009, followed by a payment of remaining balance of Milestone Payment 6 in the amount of $2,508,142.86 in immediately available funds on or before March 26, 2010.

3.               Buyer shall resume monthly payments on or before April 15, 2010 in accordance with attached revised Contract Attachment 9 — Payment Schedule and Contract Attachment 12 — Termination Schedule.

4.               The deadline for Buyer to make final payment on outstanding balance in the amount of $20,710,214.28 in immediately available funds shall be on or before December 1, 2010 maintaining contract pricing on all three units of $17,155,000.00 as per the Contract. Buyer acknowledges and agrees that if Buyer locates a partner for this project and obtains financing prior to this December 1, 2010 deadline, then the Buyer shall pay to Seller this final payment within seven (7) calendar days of obtaining the financing and funding.

5.               The Equipment will be delivered upon receipt of the final payment or as may otherwise be mutually agreed between Buyer and Seller in accordance with the delivery terms stipulated in the Contract. Should the parties not reach agreement prior to December 1, 2010, then the

Contract shall terminate and all funds paid by Buyer shall be used as termination fees to Seller.

6.               The Seller shall not be subject to any of the Liquidated Damages specified in the Contract under Article 9 — Schedule and Liquidated Damages for Delay.

7.               Failure to make any of the payments in full on the applicable due date, as stipulated above, shall result in immediate termination of the Contract without any additional notice or cure period.

8.               All terms not otherwise defined in this Letter Agreement shall be as defined in the Contract. Except as modified in this Letter Agreement, all other terms and conditions of the Contract shall continue to apply, except that the parties agree and acknowledge that several provisions of the Contract, including, but not limited to, certain Definitions;: Section 6.1, Payment Schedule: 6.2,  Payment Security: 8.2, Delivery: 9.2, Schedule Delivery Date: 13.4 Advance Notice of Readiness to Ship and Inspection and 14.1, Warranty; and Attachment 4 require revision in order to effectuate the parties’ intent as set forth in this Letter Agreement, and the Parties agree to promptly negotiate and complete such revisions by November 30, 2009.

Sincerely,	Acknowledged and agreed
Empresa Electrica
Nueva Esperanza S.R.L.
By:

/s/ Mario Gomez-Blanco	/s/ Rafael Zoeger
Mario Gomez-Blanco	Rafael Zoeger
Project Manager Americas+	General Manager
GE Package Power, Inc.	November 20, 2009
November 20, 2009

Attachment 9 -Payment Schedule

Payment Schedule

Payment* Date	Unit 1	Unit 2	Unit 3	Total	Inv.	Inv. Amounts
Price	$17,155,000.00	$17,155,000.00	$17,155,000.00	$51,465,000.00

September 26, 2008	$1,715,500.00	$1,715,500.00	$1,715,500.00	$5,146,500.00	1	$5,146,500.00
October 15, 2008	$1,143,666.67	$—	$—	$1,143,666.67	2	$1,143,666.67
November 15, 2008	$1,143,666.67	$1,143,666.67	$—	$2,287,333.34	3	$2,287,333.34
December 15, 2008	$1,143,666.67	$1,143,666.67	$1,143,666.67	$3,431,000.01	4	$3,431,000.01
November 20, 2009	$1,175,809.52	$1,169,380.95	$1,162,952.38	$3,508,142.85	5	$3,508,142.85
December 15, 2009	$333,333.34	$333,333.33	$333,333.33	$1,000,000.00	6	$1,000,000.00
March 26, 2010	$836,047.61	$836,047.62	$836,047.62	$2,508,142.85	7	$2,508,142.85
April 15, 2010	$166,666.67	$166,666.67	$166,666.66	$500,000.00	8	$500,000.00
May 1, 2010	$166,666.67	$166,666.66	$166,666.67	$500,000.00	9	$500,000.00
June 1, 2010	$333,333.34	$333,333.33	$333,333.33	$1,000,000.00	10	$1,000,000.00
July 1, 2010	$333,333.33	$333,333.34	$333,333.33	$1,000,000.00	11	$1,000,000.00
August 1, 2010	$500,000.00	$500,000.00	$500,000.00	$1,500,000.00	12	$1,500,000.00
September 1, 2010	$500,000.00	$500,000.00	$500,000.00	$1,500,000.00	13	$1,500,000.00
October 1, 2010	$1,000,000.00	$1,000,000.00	$1,000,000.00	$3,000,000.00	14	$3,000,000.00
November 1, 2010	$1,000,000.00	$1,000,000.00	$1,000,000.00	$3,000,000.00	15	$3,000,000.00
RTS** Unit 1 December 1, 2010	$5,753,309.51			$5,753,309.51	15	$5,753,309.51
				—	14	$—
RTS** Unit 2 December 1, 2010		$6,903,404.76		$6,903,404.76	16	$6,903,404.76
					17	$—
RTS** Unit 3 December 1, 2010			$8,053,500.01	$8,053,500.01	18	$8,053,500.01

Total	$17,245,000.00	$17,245,000.00	$17,245,000.00	$51,735,000.00	TOT	$51,735,000.00

Note:

*Payments shall be made by wire transfer directly to Seller’s bank unsing wire trasfer information below

** Payments shall be made no later than 5 Days after issuance of Notice of Readiness to Ship.

Attachment 12 -Termination Schedule

Termination Schedule

	Unit 1	Unit 2	Unit 3	Total
On or Before the Below Date

September 26, 2008	$1,715,500.00	$1,715,500.00	$1,715,500.00	$5,146,500.00
October 15, 2008	$1,143,666.67	$—	$—	$6,290,166.67
November 15, 2008	$1,143,666.67	$1,143,666.67	$—	$8,577,500.01
December 15, 2008	$1,143,666.67	$1,143,666.67	$1,143,666.67	$12,008,500.02
November 20, 2009	$1,175,809.52	$1,169,380.95	$1,162,952.38	$15,516,642.87
December 15, 2009	$333,333.34	$333,333.33	$333,333.33	$16,516,642.87
March 26, 2010	$836,047.61	$836,047.62	$836,047.62	$19,024,785.72
April 15, 2010	$166,666.67	$166,666.67	$166,666.66	$19,524,785.72
May 1, 2010	$166,666.67	$166,666.66	$166,666.67	$20,024,785.72
June 1, 2010	$333,333.34	$333,333.33	$333,333.33	$21,024,785.72
July 1, 2010	$333,333.33	$333,333.34	$333,333.33	$22,024,785.72
August 1, 2010	$500,000.00	$500,000.00	$500,000.00	$23,524,785.72
September 1, 2010	$500,000.00	$500,000.00	$500,000.00	$25,024,785.72
October 1, 2010	$1,000,000.00	$1,000,000.00	$1,000,000.00	$28,024,785.72
November 1, 2010	$1,000,000.00	$1,000,000.00	$1,000,000.00	$31,024,785.72
RTS Unit 1 December 1, 2010	$5,753,309.51			$36,778,095.23
				$—
RTS Unit 2 December 1, 2010		$6,903,404.76		$43,681,499.99
				$—
RTS Unit 3 December 1, 2010			$8,053,500.01	$51,735,000.00